SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)  May 16, 2003


                             PACKETPORT.COM, INC.
                             --------------------
           (Exact name of registrant as specified in its charter)

          Nevada                0-19705               13-3469932
          ------                -------               ----------
     (State or other         (Commission           (IRS Employer
     jurisdiction of         File Number)          Identification No.)
     incorporation)


            587 Connecticut Avenue, Norwalk, Connecticut   06854
            ----------------------------------------------------
           (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code (203) 831-2214


                                       N/A
        (Former name or former address, if changed since last report.)








PLEASE ADDRESS ALL CORRESPONDENCE TO:    Mark Gasarch, Esq.
                                         150 East 58th Street
                                         34rd Floor
                                         New York, New York 10155

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Item 2.   Acquisition or Disposition of Assets

On May 16, 2003 Packetport.Com, Inc. (the "Company") as Seller, pursuant to an Asset Purchase Agreement (the "Agreement") entered into on April 25, 2003 with Themis Computer, a California corporation, and subsequently assigned by Themis Computer to Iris Networks, a California corporation, as Buyer, sold to the Buyer all of the intellectual property for certain of the Company's core software applications (the "Software Applications") plus other related assets ("Acquired Assets") for $915,000 in cash, plus some personal property assets for an additional $10,000 in cash. Of this total of $925,000, $25,000 previously had been paid upon the execution of the Agreement, $855,000 was paid to the Company in cash at closing and $45,000 was withheld by the Buyer pending receipt from the Seller of documentation that certain obligations of the Company affecting the Acquired Assets had been satisfied, at which time this $45,000 will be paid over to the Company. The purchase price was determined by negotiation, and there is no relationship between the Company, or any of its affiliates, and the Buyer, or any of its affiliates. The Company used the proceeds of the sale, net of transaction costs, to satisfy certain outstanding obligations, with the balance of approximately $405,000 being used to increase the Company's working capital.

In addition, pursuant to the Agreement, the Buyer is obligated to pay to the Company certain Earn-Out Payments, as defined in the Agreement, ranging from 2% to 7% of net revenues from the sale, license or other disposition of the Software Applications during a two-year Earn-Out Period commencing at closing.

At the closing, the Company entered into a License Agreement with the Buyer pursuant to which the Company was granted a perpetual (subject to termination rights in the event of the Company's breach), royalty-free, fully-paid, non-exclusive, non-transferable (except as expressly set forth in article 7.1 thereof), non-sublicenseable world-wide license to install, load, execute, store and/or display the Software Applications licensed thereunder, solely for use by the Company within the defined field of use to provide service up to 500,000 end points. In addition, not included in the sale were the Company's VoicePak Integrated Access Devices and USB Phones as strategic commercialized solutions for businesses. The Company believes that, going forward, the foregoing will comprise a viable core business while other new products are developed.

Item 7.   Financial Statements and Exhibits

     (a)  Financial statements *

     (b)  Pro forma financial information *

     (c)  Exhibits

     2.1  Asset Purchase Agreement (without exhibits or schedules) **

     2.2  License Agreement**

    99.1  Certification of Chief Executive Officer and Chief  Financial
          Officer *

          *    To be filed by amendment
          **   Filed herewith


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                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 30, 2003


                         PACKETPORT.COM, INC.
                         (Registrant)



                         By/s/ Ronald A. Durando
                           ---------------------
                           Ronald A. Durando,
                              Chief Executive Officer
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